UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  Form 8-K


                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


       Date of Report (Date of Earliest Event Reported) March 16, 2000


                      Commission file Number 000-27931

                        DESERT HEALTH PRODUCTS, INC.
           (Exact Name of Registrant as Specified in its Charter)



Arizona                                              86-0699108
(State of other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                       Identification Number)




8221 East Evans Rd
Scottsdale, Arizona                                  85260
(Address of principal executive offices)             (Zip Code)




                               (480) 951-1941
              (Registrant's Executive Office Telephone Number)

ITEM 1.   CHANGES IN CONTROL OF REGISTRANT

     (a) Pursuant to an Acquisition Agreement and Plan of Merger (the "Merger Agreement") dated as of January 26, 2000 between Desert Health Products, Inc. ("DHP"), a Arizona corporation, and Intercontinental Capital Fund, Inc. ("ICF"), a Nevada corporation, all the outstanding shares of common stock of ICF were exchanged for 400,000 shares of 144 restricted common stock of DHP in a transaction in which DHP was the successor corporation.

     The Merger Agreement was adopted by the unanimous consent of the Board of Directors of ICF on January 26, 2000. The Merger Agreement was adopted by the unanimous consent of the Board of Directors of DHP on January 26, 2000. The Articles of Merger were filed on February 9, 2000.

     The officers of DHP will continue as officers of the successor issuer. A copy of the Merger Agreement was filed as an exhibit to a Form 8-K on February 10, 2000, along with the Articles of Merger.

     (b) The following table contains information regarding the shareholdings of DHP's current directors and executive officers and those persons or entities who beneficially own more than 5% of its common stock (giving effect to the exercise of the warrants held by each such person or entity):

                                         Amount of Common     Percent of
                                               Stock         Common Stock
                                           Beneficially      Beneficially
Name                                         Owned (1)         Owned(2)
Johnny Shannon - President/ Director         4,000,400            54%
Thor Lindvaag - Vice President/Director       200,000             3%
Georgia Aadland - Secretary/Treasurer         230,400             3%
Lawrence Olson - Director                     102,500             1%
Raymond Quadt - Director                      92,500              1%
Anthony N. DeMint                             410,000             6%

(1) Based upon 7,383,971 outstanding shares of common stock (subsequent to the merger).
(2) Assumes exercise of warrants, options or other rights to purchase securities held by the named shareholder exercisable within six months of the date hereof.

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

(a) The consideration exchanged pursuant to the Merger Agreement was negotiated between ICF and DHP.

BUSINESS

     Except for historical information the matters set forth herein, which are forward-looking statements, involve certain risks and uncertainties, and other factors which may cause the actual results, performance, or achievement expressed or implied by such forward-looking statements to differ. There are risks and uncertainties that the company will be unable to generate a market for the Company's products and thus will not provide the benefits to the Company's stockholders as anticipated. Other potential risks and uncertainties include, but are not limited to, the market acceptance and amount of revenues anticipated to be created, the Company's ability to raise sufficient capital for operations.

     The Company, an Arizona corporation, (the "Company") was formed in 1991 to develop dietary supplement products from natural plant extracts. The Company is focusing its development efforts on certain plants and plant extracts that are widely used throughout the United States and Europe to treat a variety of diseases and physical conditions. The Company identifies and quantifies the properties within plant sources that are believed to provide therapeutic or other health benefits and to produce dietary supplements.

     Herbal supplements are multi-molecule compositions extracted or otherwise derived from plants. Herbal products have been used for centuries throughout the world to treat a variety of diseases and physical conditions. In recent years, health consciousness and the increasing popularity of "all natural" products have contributed to a growth in public interest in herbal therapies.

     The worldwide market for natural dietary supplements is substantial. According to NUTRITION BUSINESS JOURNAL, in 1996 approximately $3 billion was spent in the United States for non-prescription, plant-derived dietary supplements, with sales, according to the BOSTON GLOBE, having increased over 20% annually in the last few years. In addition, according to THE WALL STREET JOURNAL EUROPE, approximately $6 billion was spent in Europe for prescription and over-the-counter ("OTC") multi-molecule, plant-derived products.

     The Company has implemented a commercialization strategy for its nutritional products. The first element of this strategy entails the development of consistent proprietary dietary supplement products. In the United States, dietary supplements are considered food products under the Dietary Supplement Health and Education Act of 1994 ("DSHEA") and, as such, are not regulated as drugs by the United States Food and Drug Administration (the "FDA") and do not require FDA approval prior to commercialization.

     Physical Plants and Facilities. The Company's main offices are located at 8221 East Evans Road, Scottsdale Arizona, and its telephone number is
(480)   951-1941,  Fax  No.  (480)  661-7163.  The  facility  is   a   leased
approximately  11,000 square foot facility utilized in the following  manner:
a) administrative offices, b) professional offices, c) packaging area, d) storage, and e) miscellaneous. The headquarters is ideal to commence the pursuit of marketing activity throughout the United States, Europe and Asia; however, additional facilities will be required to fulfill the anticipated production requirements.

     Technical Library - The Company maintains a technical library, which is comprised of periodicals, trade journals, books, and other documents related primarily to the basic sciences, government regulations and industry materials. Specific coverage includes requirements related to the Food and Drug Administration.

     Personnel. The Company's plant personnel can be divided into three broad categories, management and professional, administrative, and project personnel. As in most small companies, the division between these three categories are somewhat indistinct, as employees are engaged in various functions as projects and work load demands.

General

The Products

     Enhanced Performance IIr According to current studies, 20 to 30 million men suffer from impotence. Studies have shown that more than 75% of all men who experience diminished sexual performance can return to peak levels quickly and easily without medical treatments, surgery or devices. Many men over 40 today have low levels of testosterone, and testosterone deficit is the primary hormonal cause of male impotence. If you increase your testosterone level you also increase your libido for sex, and that is what this product does. Enhanced Performance II contains many different herbs which release free testosterone in the body for both men and women. Contains among other things Avena Sativa, Saw Palmetto, Ginkgo Biloba, Sarsaparilla, Damiana, L-Arginine, Nettles, Quebracho, Boron, and Zinc.

     Glucosamine Complex - The Arthritis Pain Reliever Glucosamine sulfate is an amino sugar necessary for the construction of connective tissue. Glucosamine sulfate actually helps to rebuild the damaged cartilage in the joint. Unfortunately, people in various injured or pathogenic states often have difficulty manufacturing enough amino sugars. A young athlete under connective tissue stress or an older osteoarthritis patient will both have higher turnover rates of amino sugars. Thus, they may not be producing enough amino sugars to replace those which are lost. For these types of situations, supplementation with glucosamines could be the ideal way to compensate for lowered Glucosamine levels. Glucosamine sulfate has even been compared to the powerful pain reliever ibuprofen. Ibuprofen offered faster pain relief, Glucosamine sulfate showed greater overall pain reduction.

     Shark Cartilage Sharks rarely, if ever, get cancer. It is the large amount of cartilage that gives sharks their immunity to cancer. Current research and published scientific papers now show that Shark Cartilage will inhibit the formation of the new blood capillary network needed to feed a growing tumor. Without a capillary network to feed a tumor and remove its wasted products, a tumor in metastasis will not grow. Without new and replacement capillaries, tumors will slowly shrink in size. Scientists published findings that an extract of Shark Cartilage contains a protein substance that strongly inhibits the development of a new blood network. This inhibitor is a large protein molecule found most abundantly in Shark

Cartilage. Most people who have well formed blood networks will not need new vascularization unless a blood vessel-dependent malady such as a tumor begins to develop. Deny the network, and you will probably stop the tumor. Pregnant women and people who have recently experienced a heart attack should obviously not take Shark Cartilage.

     NaturaLeanTM Would you like to have a product that helps you lose weight and also lower your blood cholesterol? We have it. Research has shown that reducing fat intake is essential for building health and longevity. Excess dietary fat is the primary cause of obesity, heart disease, high blood pressure, diabetes, arteriosclerosis and other diseases. This unique weight-loss product helps reduce the amount of fat your body absorbs from the food you eat. This natural supplement binds with fat in the digestive system and prevents it from passing into the bloodstream. Instead, the fat is eliminated by normal body functions. It does not interfere with the absorption of the valuable oils, vitamins and minerals your body needs. NaturaLean also contains cholesterol lowering agents.

     Lyco/MenTM Prostate cancer is the second leading cancer killer of men. Approximately one out of nine men will develop prostate cancer during their lifetimes. Prostate cancer symptoms include an enlarged prostate caused by cancerous cells. Desert Health is proud to introduce a supplement designed with a synergistic blend of nutrients that support male prostate health based on current scientific knowledge. Desert Health Saw Palmetto Lyco/Men is great news for men over the age of 40. Starting at this age, the prostate may not show any pathological change or it may undergo progressive enlargement. Nature provides us with extraordinary nutrients for optimum prostate health. We make it our business to keep our male consumers healthy with our dynamically formulated Saw Palmetto Lyco/Men.

     NiteLean PlusTM Lose Weight While You Sleep Obesity is clearly associated with high blood pressure, elevated levels of cholesterol, adult diabetes, increased risk of cancer of the colon, rectum and prostate in men, and cancer of the gallbladder, the bile passages, breasts, cervix, uterus and ovaries in women. Now it is time to consider NiteLean Plus, a new and exciting weight loss program that is designed to enable you to lose weight while you sleep. This new and exciting product is a tested and proven safe weight loss program, with all natural ingredients that have been shown to be effective in stimulating the body to burn up excess calories by causing the body to increase the production of growth hormones that allow your system to dispose of extra calories.

     Brain BoostTM Your brain is a computer. Probably the most hard-working organ in your body, it controls everything you do. And because it complains little, and it demands no maintenance, we take it for granted. Unlike any other organ in our body, we expect it to come with a life-time warranty. But does it? It remembers that the capital of Hungary is Budapest, not Bucharest, but it forgets where you left the remote control. And, whatever you may think, we need to take care of it. We look after our eyes, we moisturize our skin, and we spend a lot of money showing our teeth to the dentist. Isn't it time we pay more attention to this piece of hardware we call the BRAIN -and its software we call the MIND? Your upgrade is called Brain Boost. A totally new "formula" incorporates several natural phytochemicals such as the patented Leci PS, Phosphatidyl Serine, Ginkgo Biloba and Coenzyme Q10 known as the "spark of life" or the "energy enzyme".

     Melatonin Time-Released Melatonin is a pharmaceutical grade supplement designed to improve sleep. It is chemically identical to the Melatonin produced by the human body during the hours of darkness. Because sleep is so important to overall health, our Time-Released Melatonin may also help strengthen your immune system, protect you from disease and reduce the effects of aging. Desert Health's Time-Released Melatonin is unique because of its time-release delivery system. It supplies Melatonin throughout the night, the way your own body does. This powerful supplement is ideal for everyone who seeks deeper and more nourishing sleep. It can also help you counter the effects of jet lag or shift work. Thousands of clinical trials have shown that Melatonin is completely safe and non-addictive. It produces no "sleeping pill hangover" and is without any side effects.

     Desert BoostTM -The Whole Desert In One Caplet For the first time in history you can now get all the nutrients from Pollen, Propolis, Royal Jelly and Aloe Vera in one caplet. Now you don't have to take all those pills to increase your energy and immune system, rejuvenate your body and skin. Our Desert Boost caplet will do all these things and much more.

     Euro FiberTM Euro Fiber wafers help fill the need for today's diet. These fiber wafers contain a complete profile of all four types of dietary fiber, cellulose, pectin, hemicellulose and lignin. This fiber is a great snack or dieting aid, giving a full, satisfying feeling.

     Selenium PlusTM Selenium improves the function of white cells (T lymphocytes) which are the body's chief defense against viruses and cancer. Selenium supplements are not effective for preventing skin cancer but may help protect against cancers of the lung, colon, rectum and prostate, according to an article in The Journal of the American Medical Association.

     Progesterone/Yam Cream Leading medical researchers have discovered that wild yam may have important health benefits associated with misery and discomfort of PMS, menopause and prevention of osteoporosis. A feeling of euphoria, well being, happiness and energy may be experienced with this moisturizing skin cream, which stimulates the body's own production and regulation of Estrogen, Progesterone, Testosterone and other hormones.

     Aloe Vera and Propolis Cream Aloe Vera has traditionally been used to successfully treat burns and cuts. Desert Health utilizes only the highest grade and quality of Aloe plants and employs the latest "cold process" method in aloe processing technology to ensure quality products. unequaled in the industry.

     Shampoo/Conditioner with Pollen Our Shampoo/Conditioner with Pollen is highly concentrated. You need only a few drops to give your hair a luxurious lather. The Shampoo has no alcohol or water added to its base of Aloe Vera and Royal Jelly. The Aloe and Pollen formula gives your hair a beautiful shine, body and manageability.

     Grape Seed Complex Grape Seed Complex is a powerful, free-radical scavenger that can boost your body's defense system against numerous health disorders. The Grape Seed Extract, Grape Skin Extract, Ester-C, Aloe Vera and Wild Yam are synergistically blended and provide a wonderful anti-oxidant and immune building supplement.

     Super Minerals w/AloeTM Minerals are the basic building blocks of life. Without them, health deteriorates, disease sets in and body functions fail. Our minerals come in two different flavors, Kiwi and Lemon. Our minerals are naturally chelated in their "organic" form and that allows them to be rapidly assimilated for our health.

     AlcotrolTM Many nations have tried to combat its epidemic alcohol problem with everything from expensive therapies to prohibition. The Chinese have long relied on a simple remedy, an extract of kudzu root. This herb is extraordinarily effective and it takes away the cravings for alcohol, an American study indicates. Desert Health's product has kudzu root.

     Pau d'Arco A bitter herb that contains a natural antibacterial agent, it has a healing effect and cleanses the blood. Good for smoker's cough, warts, all types of infections, diabetes, ulcers, rheumatism, allergies, tumors and liver disease. Especially good for pain connected with cancer. It is a detoxifier and enhances the immune system.

     Aloe Vera Juice Aloe Vera is believed to improve digestion and assimilation of food. Aloe Vera is also known for its ability to stimulate the growth of living cells, is reputed to enhance the immune system and to improve the appearance and condition of both skin and hair. Our Aloe Vera Juice has added natural orange flavor and honey.

     Ultra Aloe BlendTM Our Ultra Aloe Blend is a nutritious drink of Aloe Vera, Chlorella and Herbs synergistically blended for maximum utilization and specifically formulated for detoxification. It also contains Honey, Ginkgo Biloba and Ginseng.

Animal Oriented Products

      Heat Lotion Contains a large percentage of Aloe Vera along with Methyl Salicylate which helps to naturally relieve strains and sprains and also helps reduce swelling in large and small animals.

      Shampoo with Essential Oils Shampoo w/Essential Oils works well for horses allergic to flies. For best results use at least once a week. Buffered to the average pH of the skin of mammals and is mild to the skin and eyes. Leaves the coat bright and sparkling.

      Shampoo with Blueing Shampoo with Blueing is a concentrated shampoo containing Aloe Vera that may aid in relief of minor scrapes and skin irritations. Shampoo with Blueing uses a safe blueing agent which helps take out yellow, grays and greens, instead of using chemicals used in UV absorbers. This product is designed to remove dirt, oil, perspiration, and reduce matting without drying or irritating the skin. Aloe Vera, Protein, Jojoba Oil and Panthenol help to promote a healthy, shiny manageable coat. Shampoo with Blueing leaves the lighter color animals looking brighter and whiter, but it also works well with darker color animals which leaves the coat looking brilliant and healthy.

     Aloe Coat ConditionerTM Aloe Coat Conditioner applies natural emollients and glossing agents to the coat. Aloe Coat Conditioner leaves the coat sparkling and maintains the healthy good looks of the coat between shampooing. Aloe Coat Conditioner is an effective product for use on show animals - leaving the coat sparkling. Conditioner is pH buffered to condition the skin of the animal and is mild to the eyes. Aloe Vera contained in this formula is a natural healing agent for minor scrapes and skin irritations. Highly effective for the mane and tail feeling like silk and reducing tangles.

      Vet Cream Vet Cream contains 80% Aloe Vera Gel and allows the application of a high concentration of this natural agent in a manner that will enable the aloe vera to remain in close contact with the affected area. Most skin conditions, whether they are the result of injury, diseases, topical bacteria or fungi, will cause the traumatized area to become very dry. This cream contains natural lubricants and proteins to help alleviate the dry condition.

      Hoof & Nail Conditioner and Rebuilder Hoof & Nail Conditioner and Rebuilder is a cream for the treatment of the hoof with natural proteins and lubricants in a base of aloe vera which helps to promote healthy growth and for the application to any hoof or nail suffering damage. Works well to promote healthy nails and skin. It is also used for chapped lips and is soothing and healthy for people who have their hands in water resulting in irritated red skin.

      Aloe Vera Gel Aloe Vera Gel is designed to apply the highest concentration of Aloe Vera to an affected area in the event of an injury or condition for which the use of Aloe Vera is indicated. This product provides an immediate soothing effect. Aloe Vera Gel has also been used on people for the treatment of sunburns and cooking burns with immediate relief. It is especially soothing for sunburns when kept in the refrigerator for a cooling effect. This product has also been used for dry skin in the mane. Just rub it in close to the skin. Non-greasy.

      Pet Deodorizer and Conditioner Pet Deodorizer is used on animals that produce an offensive odor. This product not only rids the animal of the odor with the latest odor control technology called neutronic odor control, but leaves a very fresh smell, while also conditioning the coat of the animal giving it additional softness.

      Pet  Supplement  Pet Supplement contain Honeybee Pollen,  a  source  of
Vitamins, Proteins, Enzymes and Amino Acids. The vitamins contained in honeybee pollen include Inositol, Vitamin B-12, Vitamin D, Biotin, Thiamin, Nicotonic Acid, Folic Acid, Vitamin B-6, Vitamin C and Panthothentic Acid. Honeybee Pollen also contains all essential amino acids and a variety of enzymes necessary for metabolic action in both humans and animals. Pet Supplements also contains Trace Minerals which completes a balanced combination of natural elements essential to the development and well-being of pets. This product was designed to meet the nutritional and dietary needs of pets of all ages, sizes and physical conditions and maintains proper body weight, energy and metabolism.

      Spray Bandage Spray cleansed area and allow the product to bridge over the fur. Allow to dry to form protective barrier. Traveling with your horse, Spray Bandage is a must! The Spray Bandage applies Aloe Vera directly to the wound while forming a light protective barrier over the area - keeps wound clean and insect free - while Aloe Vera helps promote healing. Water resistant, but easily removed with soap and water. On a wound that requires stitches, Spray Bandage can be used to keep the dirt and insects out while aiding the healing process. This product can be used over medication. Trailering your horse, Spray Bandage is a must!

Litigation

      The Company is involved from time to time in routine legal matters incidental to its business. Management believes that the resolution of such matters will not have a material adverse effect on the Company's financial position or results of operations.

Property

      The Company's principal office is located at 8221 East Evans Road, Scottsdale Arizona, and its telephone number is (480) 951-1941, Fax No. (480) 661-7163, Email address: deserthealth@att.net, Web site : www.dhpi.com.

Description of Securities

      The Company's Articles of Incorporation authorizes the issuance of 25,000,000 shares of common stock, $.001 par value per share, of which 7,383,971 shares were outstanding as of March 16, 2000, and 10,000,000 shares of preferred stock, of which approximately 1,280,000 shares were outstanding as of March 16, 2000. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have no cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available therefore. In the event of a liquidation, dissolution or winding up of the Company, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive rights to purchase the Company's common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock. All of the outstanding shares of common stock are validly issued, fully paid and non-assessable. The President of the Company holds 1,000,000 shares of preferred (convertible to common on a 1:1 basis) which shares have voting privileges of 10 votes for each share.

MANAGEMENT

      The members of the Board of Directors of the Company serve until the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors. Information as to the directors and executive officers of the Company is as follows:

        Name           Age                        Title
Johnny Shannon         63   Chief Executive Officer, Chairman, President,
                            and Director
Georgia Aadland        62   Secretary/Treasurer
Thor Lindvaag          52   Director, Sr. Vice President of International
                            Marketing
Lawrence G. Olson      58   Director
Raymond A. Quadt       84   Director

Duties, Responsibilities and Experience

Johnny Shannon has been President and a Director of the Company since 1996. From 1991 - 1996 Mr. Shannon was at various times a Director of Baywood International, Inc., a publicly traded corporation and was a major shareholder in that corporation.

Georgia Aadland. is Secretary/Treasurer of the Company since 1997 and a Director. From 1991 - 1996 Ms. Aadland was a director, corporate secretary, office manager, and Vice President of Operations of Baywood International, Inc.

Thor Lindvaag. Director and Senior Vice President of International Marketing of the Company since 1996. 1991 - 1996, Mr. Lindvaag was President of Trim & Fit International; 1988 - 1991 was Managing Director of Arizona Health Holding.

Lawrence G. Olson, Director of the Company, is currently an officer and director of Olson Precast of Arizona, Inc. Mr. Olson has been a director of several public companies, including the Phoenix National Bank. Mr. Olson graduated from the School of Engineering at the University of Southern California in 1959.

Raymond A. Quadt. Director of the Company. Mr. Quadt received a Bachelor of Science degree from Rutgers University, an M. A from Columbia University and an M.S. from Stevens Institute of Technology. He has been an officer and director of a number of companies including Sun State Bancshares, Inc., Republic National Bank, and is a member of the American Society of Metals.

ITEM 3.     BANKRUPTCY OR RECEIVERSHIP

Not applicable.

ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not applicable.

ITEM 5.     OTHER EVENTS

Not applicable.

ITEM 6.     RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

     Desert Health Products was the successor company and its officers and directors maintained their positions post merger.

ITEM 7.     FINANCIAL STATEMENTS

Financial statements of Desert Health Products are filed herewith.

ITEM 8.     CHANGE IN FISCAL YEAR

Not applicable.

EXHIBITS

1.1* Agreement and Plan of Merger between Intercontinental Capital Fund, Inc. and Desert Health Products, Inc.

1.2* Articles of Merger between Intercontinental Capital Fund, Inc. and Desert Health Products, Inc.

1.3**     Desert Health Products, Inc. Audited Financials Pre Merger
______
*filed by Form 8-K on February 10, 2000
**filed herewith

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                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  DESERT HEALTH PRODUCTS, INC.

                                                  By /s/ Johnny Shannon
                                                   Johnny Shannon, President


Date:     March 16, 2000